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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

All of the subsidiaries listed below are included in the consolidated financial statements.

                                         PERCENTAGE OF            ORGANIZED
                                       VOTING SECURITIES          UNDER THE
INCORPORATED                           OWNED BY REGISTRANT         LAWS OF
------------------------------------------------------------------------------
Instron Realty Trust                           100%           Massachusetts (1)
Instron Japan Company, Ltd.                    100%           Massachusetts (1)
Instron Asia, Ltd.                             100%           Massachusetts (1)
Instron Canada Inc.                            100%           Canada (1)
Instron Export Corporation                     100%           Massachusetts (1)
Instron Foreign Sales Corporation              100%           Jamaica (1)
Instron Lawrence Corporation                   100%           Pennsylvania (1)
Equipamentos Cientificos Instron, Ltda.        100%           Brazil (1)
Instron Limited                                100%           United Kingdom (2)
Instron S.A.                                   100%           France (2)
Instron Proprietary, Ltd.                      100%           Australia (2)
Instron Environmental, Ltd.                    100%           United Kingdom (2)
Instron International, Ltd.                    100%           United Kingdom (2)
Severn Furnaces, Ltd.                          100%           United Kingdom (2)
Instron Singapore Pte Limited                  100%           Singapore (1)
Instron Holdings, Ltd.                         100%           United Kingdom (1)
Laboratory MicroSystems, Inc.                  100%           Massachusetts (1)
Instron Wolpert GmbH                           100%           Germany (2)
Instron Korea Co. Ltd.                         100%           Korea (1)
Instron Schenck Testing Systems                 51%           Delaware(3)
Instron Schenck Testing Systems-GmbH            51%           Germany(3)

(1) Subsidiaries of Instron Corporation (a Massachusetts corporation).

(2) Subsidiaries of Instron Holdings Limited (United Kingdom).

(3) Formed as part of the joint venture agreement with Carl Schenck A.G. of Darmstadt, Germany, and accounted for under the equity method of accounting in the Company's financial statements.


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